    As filed with the Securities and Exchange Commission on February 1, 2001
                                            Registration Statement No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            -------------------------

                                FAIRMARKET, INC.
             (Exact name of Registrant as specified in its charter)

            DELAWARE                                   04-3351937
  (State or other jurisdiction                      (I.R.S. Employer
of incorporation or organization)                  Identification No.)

                             500 UNICORN PARK DRIVE
                                WOBURN, MA 01801
                                 (781) 376-5600

    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                 2000 Employee Stock Option and Incentive Plan
                            (Full Title of the Plan)

                         -------------------------------

                                  EILEEN RUDDEN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                FAIRMARKET, INC.
                             500 UNICORN PARK DRIVE
                                WOBURN, MA 01801

       (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)

                                 With a copy to:

                              DAVID F. DIETZ, P.C.
                               GOODWIN PROCTER LLP
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881
                                 (617) 570-1000

                              --------------------

                         CALCULATION OF REGISTRATION FEE

============================ ===================== ====================== ======================= =====================
                                                     PROPOSED MAXIMUM        PROPOSED MAXIMUM
 TITLE OF SECURITIES TO BE       AMOUNT TO BE       OFFERING PRICE PER      AGGREGATE OFFERING         AMOUNT OF
        REGISTERED              REGISTERED (1)             SHARE                  PRICE             REGISTRATION FEE
---------------------------- --------------------- ---------------------- ----------------------- ---------------------
2000 Employee Stock Option        1,154,750               $2.1875               $2,526,016                $632
and Incentive Plan
 (THE "PLAN")

Common Stock, $.001 par
value
---------------------------- --------------------- ---------------------- ----------------------- ---------------------

(1) Plus such additional number of shares as may be required pursuant to the Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.

INCORPORATION OF DOCUMENTS BY REFERENCE

     This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same employee benefit plan was filed with the Securities and Exchange Commission on October 18, 2000. Accordingly, pursuant to General Instruction E of Form S-8, promulgated under the Securities Act of 1933, as amended, the contents of the Registration Statement on Form S-8 (File No. 333-48170), filed with the Securities and Exchange Commission on October 18, 2000, are incorporated herein by reference.

EXPLANATORY NOTE

     On January 16, 2001, the Option Committee of the Board of Directors of FairMarket, Inc. granted, pursuant to an employee stock option exchange offer and the Company's 2000 Employee Stock Option and Incentive Plan, options covering a total of 1,154,750 shares of the Company's common stock in exchange for options covering an equal number of shares. Such options were granted with an exercise price of $2.1875 per share, being the closing price of the Company's common stock on the date of such grant. The Board of Directors approved an increase in the number of shares available for grant under the 2000 Employee Stock Option and Incentive Plan equal to the number of options granted in the exchange.

EXHIBITS

     See Index to Exhibits, attached hereto.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Woburn, Massachusetts, on February 1, 2001.

                                   FAIRMARKET, INC.


                                   By:  /s/ Eileen Rudden
                                       -----------------------------------------
                                       Eileen Rudden
                                       President and Chief Executive Officer



                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Eileen Rudden and Lisa McGrath, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for his or her and in her or his name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as she or he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

        Signature                               Title                                        Date
        ---------                               -----                                        ----
/s/ Eileen Rudden                 President, Chief Executive Officer and
EILEEN RUDDEN                     Director (Principal
                                  Executive Officer)                                   February 1, 2001


/s/ Janet Smith                   Chief Financial Officer
JANET SMITH                       (Principal Financial and Accounting Officer)         February 1, 2001


/s/ Scott T. Randall              Chairman, Director and
SCOTT T. RANDALL                  Chairman of the Board of Directors                   February 1, 2001



/s/ Nanda Krish                   Director                                             February 1, 2001
NANDA KRISH


/s/ Richard Pallen                Director                                             February 1, 2001
RICHARD PALLEN


                                  EXHIBIT INDEX


EXHIBIT
NUMBER            DESCRIPTION
------            -----------

  3.1          Amended and Restated Certificate of Incorporation of the Company*

  3.4          Bylaws of the Company*

  5.1          Opinion of Goodwin Procter LLP

 23.1          Consent of PricewaterhouseCoopers LLP

 23.2          Consent of Goodwin Procter LLP (contained in Exhibit 5.1)

 24.1          Powers of attorney (see signature page)

------------
* Incorporated by reference to the relevant exhibit to the FairMarket, Inc. Registration Statement on Form S-1 (SEC File No. 333-92677), as amended, as filed with the Securities and Exchange Commission.